Exhibit 99.2
Carbonite Names Steve Munford Interim Chief Executive Officer

BOSTON, MA - July 25, 2019 - Carbonite, Inc. (NASDAQ: CARB), a global leader in data protection, today announced that Steve Munford, Chairman of the Company’s Board of Directors, has been named Interim Chief Executive Officer and Executive Chairman of the Board, effective immediately. This appointment follows Mohamad Ali’s decision to step down as President, CEO and member of the Company’s Board in order to pursue other professional opportunities in the media and research industry.

Mr. Munford has nearly two decades of executive leadership experience in the security software industry, with a strong track record of driving operational execution. He has served as a member of the Carbonite Board since January 2014, and as Chairman of the Board since March 2016. Most recently, Mr. Munford served as Interim CEO of Absolute Software Corporation, a leading computer and network security company, where he helped refocus the company’s growth strategy and oversaw the transition to a permanent CEO. Prior to that, he served as CEO of Sophos Group plc, a developer and vendor of security software, where he led the company through a period of rapid expansion and firmly established Sophos as a leading provider of security solutions to the mid-market. Mr. Munford also served on Sophos' Board of Directors from September 2012 to February 2019.

“We are confident that Steve’s experience as a leader in the security software industry will empower him to hit the ground running as Interim CEO,” said Mr. Charles Kane, director and member of the Nominating and Governance Committee of the Board. “Steve understands both the Carbonite data protection business and our recently acquired Webroot security business. We expect his proven executive experience will make this a seamless transition.”

“I look forward to working with our talented management team to continue to advance Carbonite’s position in data protection and security software,” said Mr. Munford. “Carbonite is uniquely positioned to offer customers the integrated and robust data protection solutions they need to protect their essential business data, especially at the endpoint. The combination of Carbonite’s product portfolio and Webroot security software creates unique opportunities to deliver enhanced value to all of our stakeholders.”

Mr. Munford continued, “On behalf of the Board, I want to thank Mohamad for his contributions as CEO and for establishing Carbonite as a leader in the data protection and security space. We all wish him success in his new role.”
Mr. Ali said, “I am incredibly proud of all that we have accomplished together. Carbonite has a great team in place, and I believe that now is the right time to make a transition. I look forward to following the Company’s continued success.”

The Carbonite Board is conducting a thorough and comprehensive search, with the assistance of an international executive search firm, to identify the best candidate to serve as the Company’s next CEO.

Second Quarter Financial Results and 2019 Outlook

In a separate press release issued today, Carbonite announced its financial results for the second quarter and its outlook for 2019. The press release is available on Carbonite’s Investor Relations website at http://investor.carbonite.com.

The Company will host a conference call today, Thursday July 25, 2019, at 5:30 p.m. ET to discuss the leadership transition, financial results and forward guidance.  This call will be webcast live and can be found in the Investor Relations section of the Company's website at http://investor.carbonite.com. The conference call can be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 8188460.

Following the completion of the call, a recorded replay will be available on the Company’s Investor Relations website, http://investor.carbonite.com, under “Events & Presentations.”

About Carbonite

Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports businesses on a global scale with secure cloud infrastructure. To learn more, visit www.carbonite.com and follow us on Twitter at @Carbonite.

Carbonite, Inc. serves customers through three brands: Carbonite data protection, Webroot cybersecurity, and MailStore email archiving.

Cautionary Language Concerning Forward-Looking Statements

Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to integrate the Webroot acquisition and other acquisitions into our operations and achieve the expected operational and financial benefits of such acquisitions and the timing of such benefits, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.

Investor Relations Contact:

Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contact:

Sarah King
Carbonite
617-421-5601
media@carbonite.com